Suzano S.A. SC 13G/A

Exhibit F

POWER OF ATTORNEY

GRANTOR: RUBEN FEFFER (CPF/MF No. 157.423.548-60 and RG No. 16.988.323-1 SSP/SP), Brazilian, married, business administrator, resident and domiciled in this Capital, with commercial office at Avenida Brigadeiro Faria Lima, nº 1.355, 21st floor, Zip Code 01452-919.

ATTORNEYS-IN-FACT: (1) MARCEL PAES DE ALMEIDA PICCINNO (CPF/ME No. 282.998.458-74 and RG No. 18.698.855-2-SSP/SP), Brazilian, married, business administrator; (2) ISABEL COTTA FERNANDINO DE FRANÇA LEME (CPF/ME No. 153.128.908-80 and OAB/RJ 95.120), Brazilian, divorced, business administrator; (3) Maria Cecilia Castro Neves Ipiña (CPF/MF No. 938.418.767-49 and RG No. 53.077.600-5-SSP/SP), Brazilian, married, lawyer; (4) Marcos Hiyoshi Kubo (CPF/MF No. 844.968.008-53 and RG No. 7.783.139-SSP/SP;), Brazilian, married, lawyer, all resident and domiciled in this Capital, with commercial office at Avenida Brigadeiro Faria Lima, nº 1355, 21st floor, (5) WALNER ALVES CUNHA JÚNIOR (CPF/MF n° 314.558.688-25 and OAB/SP No. 251.389), Brazilian, single, lawyer; (6) IVA MARIA SOUZA BUENO (CPF/MF No. 339.431.718-41 and OAB/SP No. 292.778), Brazilian, single, lawyer; (7) VIRGINIA TAVARES RIBEIRO (CPF/MF No. 073.788.696-00 e OAB/MG No. 140.485), Brazilian, single, lawyer; (8) LEANDRO AREAN ONCALA (CPF/MF No. 225.545.068-25 e OAB/SP No. 268.534), Brazilian, married, lawyer; (9) MARCELLA CARAM ZEREY (CPF/MF No. 458.564.088-61 e OAB/SP No. 444.598), Brazilian, single, lawyer, the last five being resident and domiciled in this Capital, with business address at Avenida Brigadeiro Faria Lima, 1355, 10th floor; (9) MARIA CRISTINA MONOLI CESCON (CPF/ME No. 147.253.858-75 and OAB/SP No. 107.345), Brazilian, divorced, lawyer; (10) STEPHANIE MANZI LOPES SCHIAVINATO (CPF/ME No. 363.845.0289-79 and OAB/SP No. 301.747), Brazilian, married, lawyer; and (11) THENARD ANTUNES FIGUEIREDO (CPF/ME n° 139.306.577-59 and OAB/RJ n° 209.708), Brazilian, single, lawyer; (12) FERNANDA CIRNE MONTORFANO GIBSON (CPF/MP No. 095.908.027-96 and OAB/SP No. 140.744), Brazilian, married, lawyer the last four being members of CESCON, BARRIEU, FLESCH E BARRETO ADVOGADOS, a law firm headquartered in the City of Sao Paulo, State of Sao Paulo, at Rua Funchal, 418, 11th floor, Vila Olimpia, Zip Code 04551-060.

POWERS: powers to, acting jointly or individually, act on behalf of the Grantor in their capacity as shareholders of Suzano S.A., corporation (sociedade por ações) with headquarters at Avenida Professor Magalhaes Neto, 1752, 10th floor, suites 1009, 1010 and 1011, Pituba, Zip Code 41810-012, Salvador/BA (CNPJ/ME no. 16.404.287/0001-55), herein referred to as the “Company,” including for that purpose: (i) attend, discuss and vote in any matter proposed and discussed in any Ordinary or Extraordinary General Meeting of the Company, including but not limited to capital increases and reductions, elections of officers and board members, changes in the by-laws; (ii) appoint and remove members of any corporate bodies created pursuant to the articles of incorporation; (iii) audit accounts presented by the Company’s management, with powers to approve or not, discuss and vote on matters related to financial statements and auditors reports; (iv) sign Company’s distant voting ballots, minutes of meetings, corporate communications and books, including but not limited to the shareholders’ attendance records and stock transfer books; (v) act before any commercial registries and other public offices for purposes of filing and updating minutes of shareholders’ meetings, and other corporate documents of the Company; (vi) sign and initial documents of any nature whatsoever in the capacity of shareholder of the Company, including, but not limited to loan agreements, subscription bulletins, Advance for Future Capital Increase - AFAC, among others; and (vii) in general, perform any other acts that may be necessary to be done in the exercise of any of the rights and powers herein granted.

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The delegation of powers under this Power of Attorney is expressly forbidden. This Power of Attorney is valid until June 15, 2023.

Sao Paulo, June 16, 2022.

RUBEN FEFFER

By:	/s/ Ruben Feffer*

*Signed on the original (in Portuguese).

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